SCHEDULE 14A INFORMATION


                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                   GRACO INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  $125 per Exchange Act Rules O-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1) Title of each class of securities to which transaction applies:_______

     2) Aggregate number of securities to which transaction applies:__________

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     pursuant  to  Exchange  Act Rule O-11 (Set  forth the  amount on which the
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     5) Total fee paid:_______________________________________________________

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:_______________________________________________

     2) Form, Schedule or Registration Statement No.:_________________________

     3) Filing Party:_________________________________________________________

     4) Date Filed:___________________________________________________________

                                     [LOGO]



                                   GRACO INC.
                           4050 Olson Memorial Highway
                       Golden Valley, Minnesota 55422-5332


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


Dear Shareholder:

   Please join us on Tuesday, May 6, 1997, at 1:00 p.m. for Graco's Annual Meeting of Shareholders in the first floor auditorium of the Russell J. Gray Technical Center, 88-11th Avenue N.E., Minneapolis, Minnesota.

   At this meeting, shareholders will consider the following matters:

   1. Election of two directors to serve for three-year terms.

   2. Adoption of an amendment to the Long Term Stock Incentive Plan.

   3. Ratification of the selection of independent auditors for the current year.

   4. Transaction of such other business as may properly come before the meeting.

   Shareholders of record at the close of business on March 7, 1997, are entitled to vote at this meeting or any adjournment.

   We encourage you to join us and participate in the meeting. If you are unable to do so, a Proxy Card is enclosed for your use. When marked and returned, it will authorize us to vote your shares according to your instructions.

   If you do not return the Proxy Card and do not vote your shares in person at the meeting, you will lose your right to vote on matters which are important to you as a shareholder. Accordingly, if you do not plan to attend the meeting, please execute and return the enclosed Proxy Card promptly. This will not prevent you from voting in person if you decide to attend the meeting.

Sincerely,



/s/George Aristides                       /s/Robert M. Mattison
George Aristides                          Robert M. Mattison
President and                             Secretary
Chief Executive Officer


March 27, 1997
Golden Valley, Minnesota




================================================================================
                             YOUR VOTE IS IMPORTANT

    We urge you to mark, date and sign the enclosed Proxy Card and return it in the accompanying envelope as soon as possible. If you attend the meeting, you may still revoke your proxy and vote in person if you wish.
================================================================================

                                TABLE OF CONTENTS

                                                                    Page

          Election of Directors........................................2
            Nominees and Other Directors...............................2
            Meetings and Committees of the Board of Directors..........4
            Nomination of Directors....................................5
            Executive Compensation.....................................5
               Report of the Management Organization and
                  Compensation Committee...............................5
               Comparative Stock Performance Graph.....................7
               Summary Compensation Table..............................8
               Option/SAR Grants Table (Last Fiscal Year)..............9
               Aggregated Option/SAR Exercises In Last Fiscal Year
                  and Fiscal Year-End Option/SAR Values...............10
               Retirement Arrangements................................10
               Directors' Fees........................................11
            Beneficial Ownership of Shares............................11
               Principal Shareholders.................................12
               Section 16 Compliance..................................12
          Adoption of an Amendment to Long Term Stock Incentive Plan..13 Ratification of Appointment of Independent Public Auditors..16
          Other Matters...............................................16
          Shareholder Proposals.......................................16




















==============================================================================

     A copy of the 1996 Graco Inc. Annual Report on Form 10-K, including the Financial Statements and the Financial Statement Schedule, can be obtained free of charge by calling (612) 623-6778 or writing:

                                   Treasurer
                                   Graco Inc.
                                 P.O. Box 1441
                             Minneapolis, Minnesota
                                   55440-1441
==============================================================================

                                     [LOGO]






                                   GRACO INC.
                           4050 Olson Memorial Highway
                       Golden Valley, Minnesota 55422-5332

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 6, 1997


   Your proxy, represented by the accompanying Proxy Card, is solicited by the Board of Directors of Graco Inc. ("Graco" or the "Company") in connection with the Annual Meeting of the Shareholders of the Company to be held on May 6, 1997, and any adjournments of that meeting.

   The costs of the solicitation, including the cost of preparing and mailing the Notice of Meeting and this Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by officers of the Company personally, but at no compensation in addition to their regular compensation as officers. The Company may reimburse brokers, banks and others holding shares in their names for third parties, for the cost of forwarding proxy material to, and obtaining proxies from, third parties. The Proxy Statement and accompanying Proxy Card will be first mailed to shareholders on or about March 27, 1997.

   Proxies may be revoked at any time prior to being voted by giving written notice of revocation to the Secretary of the Company. All properly executed proxies received by management will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving the proxy.

   Shares voted as abstentions on any matter (or a "withhold vote for" as to directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

   Only shareholders of record as of the close of business on March 7, 1997, may vote at the meeting or at any adjournment. As of that date, there were issued and outstanding 17,217,589 common shares of the Company, the only class of securities entitled to vote at the meeting. Each share registered to a shareholder of record is entitled to one vote. Cumulative voting is not permitted.

                                   PROPOSAL 1

ELECTION OF DIRECTORS

NOMINEES AND OTHER DIRECTORS

   The number of directors of the Company is currently fixed at ten members, two of whom are executive officers of the Company. Members of the Board of Directors serve for three-year terms, with a class of directors consisting of three or four members being elected each year. Vacancies that occur during a term may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen hold office for a term expiring at the next Annual Meeting of Shareholders.

   Due to the recent resignation of Joe R. Lee, effective November 1, 1996, there currently exists a vacancy in the class of directors which is up for reelection. The Board Structure and Policy Committee is currently identifying qualified candidates.

   At the forthcoming Annual Meeting, two persons are to be elected to the Company's Board of Directors. Proxies may not be voted for more than two nominees. The Board has nominated George Aristides and Ronald O. Baukol for three-year terms expiring in the year 2000. The nominees, George Aristides and Ronald O. Baukol, have previously been elected as directors of the Company by the shareholders.

   Unless otherwise instructed not to vote for the election of directors, proxies will be voted to elect the nominees. A director candidate must receive the vote of a majority of the voting power of the shares present in order to be elected.

   The following information, as of March 7, 1997, is given as to the nominees for election and as to the seven directors whose terms of office will continue after the Annual Meeting. Except as noted below, each of the nominees and directors has held the same position, or another executive position with the same employer, for the past five years.


Nominees for election at this meeting to terms expiring in the year 2000:

George Aristides

   Mr. Aristides, 61, is President and Chief Executive Officer of the Company. From 1993 to 1995, he was President and Chief Operating Officer; from March to June 1993, he was Executive Vice President; and from 1985 to March 1993, he was Vice President, Manufacturing Operations and Controller. Mr. Aristides has been a director of Graco since 1993.

Ronald O. Baukol

   Mr. Baukol, 59, is Executive Vice President, International Operations, Minnesota Mining and Manufacturing Company ("3M"), a diversified manufacturer of industrial, commercial, consumer and health care products. Mr. Baukol has been a director of Graco since 1989 and is a director of 3M and The Toro Company.


Directors whose terms continue until 1998:

Dale R. Olseth

   Mr. Olseth, 66, is Chairman and Chief Executive Officer, BSI Corporation, a biotechnical company specializing in the modification of material surfaces. Mr. Olseth has been a director of Graco since 1972 and is a director of The Toro Company.

Charles M. Osborne

   Mr. Osborne, 43, is Senior Vice President and Chief Financial Officer, Deluxe Corporation, a printer of checks and business forms and a supplier of electronic processing services to the financial payments industry. Mr. Osborne has been a director of Graco since 1995 and is a director of Printware Inc.

William G. Van Dyke

   Mr. Van Dyke, 51, is Chairman, President and Chief Executive Officer, Donaldson Company, Inc., a diversified manufacturer of air and liquid filtration products. Mr. Van Dyke has been a director of Graco since 1995 and is a director of Donaldson Company, Inc.


Directors whose terms continue until 1999:

David A. Koch

   Mr. Koch, 66, is Chairman of the Board of the Company. He was formerly Chairman and Chief Executive Officer from 1985 to 1995. Mr. Koch has been a director of Graco since 1962 and is a director of ReliaStar Financial Corp.

Richard D. McFarland

   Mr. McFarland, 67, is Vice Chairman, Dain Bosworth Incorporated, a brokerage firm. Dain Bosworth Incorporated has performed investment banking services for Graco in the past and this relationship is expected to continue. He was formerly Chairman of Inter-Regional Financial Group, Inc., currently Interra Financial. Mr. McFarland has been a director of Graco since 1969.

Lee R. Mitau

   Mr. Mitau, 48, is Executive Vice President, General Counsel and Secretary of First Bank System, Inc., a regional bank holding company. First Bank National Association has extended a credit line to the Company and also provides cash management and foreign exchange services. The trustee of the Graco Employee Retirement Plan is First Trust National Association. Both of these associations are subsidiaries of First Bank System, Inc. From 1983 to 1995, Mr. Mitau was a partner of Dorsey & Whitney LLP. Mr. Mitau has been a director of Graco since 1990 and is a director of H.B. Fuller, Inc.

Martha A.M. Morfitt

   Ms. Morfitt, 39, is Vice President, Green Giant Brands, Pillsbury Company, a diversified marketer of packaged food products. From 1993 to February 1994, she was Vice President, Team Leader, Green Giant Shelf Stable Vegetables, Pillsbury Company, and from September 1990 to June 1993, she was Vice President, General Manager, Fraser Valley Foods, Pillsbury Canada Limited. Ms. Morfitt has been a director of Graco since 1995.


MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

   During 1996, the Board of Directors met six times. Attendance of the Company's directors at all Board and Committee meetings averaged 95 percent. During 1996, each director, with the exception of Joe R. Lee and Gerard C. Planchon, attended at least 75 percent of the aggregate number of meetings of the Board and of all committees of the Board on which he or she served.

   The Board of Directors has an Audit Committee, a Board Structure and Policy Committee, a Management Organization and Compensation Committee, and a Technology Committee. Membership as of March 7, 1997, the record date, was as follows:


                                                    Management
                         Board Structure            Organization
Audit                    and Policy                 and Compensation            Technology
-----------------        ------------------         ------------------          --------------------
L.R. Mitau, Chair        D.R. Olseth, Chair         R.O. Baukol, Chair          W.G. Van Dyke, Chair
R.D. McFarland           G. Aristides               M. A.M. Morfitt             G.Aristides
C.M. Osborne             D.A. Koch                  D.R. Olseth                 R.O. Baukol
                         L.R. Mitau                 C.M. Osborne                D.A. Koch


Audit Committee  (3 meetings in fiscal 1996)

   o  Reviews  the  accounting,   control  and  legal  compliance  policies  and
      procedures of the Company.

Board Structure and Policy Committee  (1 meeting in fiscal 1996)

   o  Evaluates  policies related to Board  membership and procedure;
   o  Reviews and makes recommendations on fees and benefits for directors; and
   o Recommends to the Board of Directors nominees for the position of director.

Management Organization and Compensation Committee  (3 meetings in fiscal 1996)

   o  Develops the Company's philosophy on executive compensation;
   o  Determines the compensation of the Company's executive officers;
   o  Reviews  and  makes   recommendations   on  management   organization  and
      succession plans; and
   o  Administers the Company's stock option and incentive plans.

Technology Committee  (1 meeting in fiscal 1996)

   o Reviews and appraises the Company's technology and manufacturing programs, policies, practices, personnel, investments, education and recognition;
   o  Reviews and appraises new product plans and introductions;
   o Reviews and evaluates trends in technology and their anticipated impact on the Company's operations; and
   o Assesses the level and commercial value of the Company's proprietary technology, its protection and its utilization.

NOMINATION OF DIRECTORS

   Shareholders may nominate candidates for election to the Board of Directors who will be considered by the Board Structure and Policy Committee. Recommendations should be made in writing and addressed to the Committee in care of the Secretary of the Company at the Company's corporate headquarters. The By-laws provide that timely notice must be received by the Secretary not less than 60 days prior to the date of the Annual Meeting of Shareholders, the first Tuesday in May of each year. The nominations must set forth (i) the name, age, business and residential addresses and principal occupation or employment of each nominee proposed in such notice; (ii) the name and address of the shareholder giving the notice, as it appears in the Company's stock register;
(iii) the number of shares of capital stock of the Company which are beneficially owned by each such nominee and by such shareholder; and (iv) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of the Company, if elected.


EXECUTIVE COMPENSATION

Report of the Management Organization and Compensation Committee

Overview

   The Management Organization and Compensation Committee of the Board of Directors (hereafter called "the Committee"), composed of four independent nonemployee directors, is responsible for developing the Company's philosophy on executive compensation. Consistent with this philosophy, the Committee develops compensation programs for the Chief Executive Officer and each of the other executive officers of the Company. On an annual basis, the Committee determines the compensation to be paid to the Chief Executive Officer and other executive officers, based on the provisions of the compensation plans.

   Compensation plans which provide for grants or awards of Company stock are approved by the Board of Directors and the shareholders of the Company. In 1993, the Internal Revenue Code was amended to include a deductibility limit for remuneration to certain executive officers [Section 162(m) of the Code]. Qualified performance-based compensation is not subject to this deductibility limit. In order to qualify grants of stock options and stock appreciation rights as performance-based compensation under Section 162(m), the Company's Long Term Stock Incentive Plan must be amended to include a periodic per person aggregate limit. The Long Term Stock Incentive Plan meets the requirements of Section 162(m) in all other respects. To meet the aggregate limit requirement, the Committee has recommended to the Board of Directors that the Long Term Stock Incentive Plan be amended to include an annual per person aggregate limit of 200,000 shares of Company stock subject to award or grant.

Executive Compensation Philosophy and Program

   It is the Company's philosophy to set its executive compensation structure at levels which are competitive with those of durable goods manufacturers of comparable size. These levels are determined by consulting a variety of independent third-party executive compensation surveys. Executive compensation is then delivered through:

   o base salaries which recognize the experience and performance of individual executives;

   o  aggressive, performance-driven incentives which:

      - enhance shareholder value,

      - balance annual and long-term corporate objectives, and

      - provide meaningful amounts of Company stock; and

   o  competitive benefits.

   The specific components of the executive compensation program are described below:

   Base salary ranges are established by the Committee, using the fiftieth percentile salary and trend data for comparably-sized durable goods manufacturers, as published in a variety of independent third-party executive compensation surveys. The actual base salary of each officer, within the range, is determined by the executive's performance, which is evaluated annually by the President and Chief Executive Officer and reviewed and approved by the
Committee.   Both  financial  and  management
factors are considered in the evaluation.

   The Annual Bonus Plan, available in 1996 to 14 executive officers and 69 other management employees, is structured to encourage growth in earnings by the Company. The plan determines individual awards for executive officers by measuring Company performance against corporate net earnings growth targets established by the Committee in the first quarter of each year. Net earnings targets for 1996 were established to exceed prior year earnings results. In addition, the Chief Executive Officer has been given the authority to establish divisional and regional growth targets for the executive officers in charge of specific divisions and regions. Overall performance for the divisional and regional executives is measured against both divisional and corporate targets. Targets are set at one-half the maximum potential payout under the plan. In 1996, the Committee established a range of payouts as a percent of base salary for executive positions as follows:

                                          Minimum Payout as    Maximum Payout as
Position                                 a % of Base Salary   a % of Base Salary
-------------------------------------    ------------------   ------------------
Chairman                                        0%                   80%
President and Chief Executive Officer           0%                   80%
Vice President (Board-elected)                  0%                   60%
Vice President (By appointment)                 0%                   50%

   The actual Annual Bonus Plan award is determined by evaluating corporate, divisional and regional performance against the established financial objectives. The 1996 corporate net earnings targets were exceeded; however, some divisional and regional targets were not met. Awards were made to all executive officers under the 1996 Annual Bonus Plan.

   Under the Chairman's Award Program, the Chairman is also able to grant a total of $100,000 in individual discretionary awards to recognize significant contributions by selected executive officers and other management employees. No awards to executives were made for 1996.

   The Executive Long Term Incentive Program is structured to align the interests of executive officers with those of all Graco shareholders. The Long Term Incentive Program for 1996 consisted of stock options granted to the executive officers. The number of stock options granted to each executive officer was determined using competitive data for comparably-sized durable goods manufacturers, as reflected in independent third-party long-term incentive surveys. These options were non-incentive stock options with a 10-year duration and a vesting schedule of 25 percent after two years, with 25 percent additional vesting after years three, four and five. The value of the restricted shares remaining to be vested under the 1991-1993 Executive Long Term Incentive Program was considered in determining stock option awards made during 1996.

   Executive officers are eligible to participate in the employee benefit programs available to all Graco employees.

Compensation of the Chief Executive Officer

   On an annual basis, the Committee is responsible for reviewing the individual performance of the President and Chief Executive Officer and determining appropriate adjustments in base pay and award opportunities under the Annual Bonus Plan and Executive Long Term Incentive Program.

   Awards made to the President and Chief Executive Officer under the Annual Bonus Plan are determined by the growth in net earnings of the Company. Net earnings in 1996 of $36.2 million represent an increase of 31 percent from 1995. This growth in earnings exceeded the targets established for 1996 and yielded a maximum bonus award to Mr. Aristides.

   In reviewing Mr. Aristides' 1996 performance, the Committee recognized a number of significant accomplishments including record net earnings, record sales of $392 million, a 30 percent increase in earnings per share, continued emphasis on expense management while maintaining high levels of customer satisfaction, and continued superior return to Graco shareholders, particularly in comparison to the Dow Jones Factory Equipment Index and the S&P 500 Index. Based upon this analysis, the Committee increased Mr. Aristides' base salary from $360,000 to $400,000, effective January 1, 1997. The Annual Bonus Plan payout maximum for Mr. Aristides remained unchanged.


                                          The Members of the Committee

                                             Mr. Ronald O. Baukol
                                             Ms. Martha A.M. Morfitt
                                             Mr. Dale R. Olseth
                                             Mr. Charles M. Osborne

Comparative Stock Performance Graph

   The graph below compares the cumulative total shareholder return on the common stock of the Company for the last five fiscal years with the cumulative total return of the S&P 500 Index and of the Dow Jones Factory Equipment Index over the same period (assuming the value of investment in Graco common stock and each index was 100 on December 27, 1991, and all dividends were reinvested).



                  Five Year* Cumulative Total Shareholder Returns


[GRAPH-Table Below Lists Data Points Included in Graph]

                                                         Dow Jones
Year              Graco Inc.          S&P500          Factory Esquipment
----              ----------          ------          ------------------
1991                 100               100                  100
1992                 96                108                  114
1993                 151               119                  134
1994                 158               120                  122
1995                 226               165                  143
1996                 283               203                  151















                                     *Fiscal Year Ended Last Friday in December

Summary Compensation Table

   The following table shows both annual and long-term compensation awarded to or earned by the Chief Executive Officer and by the four most highly compensated executive officers of the Company whose total annual salary and bonus for 1996 exceeded $100,000.

                                                                                   Long Term Compensation
                                     Annual Compensation                             Awards
                           ---------------------------------------------------    ----------------------------
     (a)                   (b)         (c)             (d)                 (e)           (f)               (g)           (i)
                                                                         Other    Restricted        Securities     All Other
                                                                        Annual         Stock        Underlying       Compen-
Name and                            Salary           Bonus             Compen-      Award(s)          Options/        sation
Principal Position        Year         ($)<F1><F2>     ($)<F1><F3>  sation ($)           ($)<F4>      SARs (#)           ($)<F5><F6>
------------------        ----    --------        --------          ----------    ----------        ----------     ---------
George Aristides          1996    $362,096        $287,992                   0             0            17,418        $6,394
President and Chief       1995     309,613         215,600                   0             0            90,630<F7>     5,401
Executive Officer         1994     281,800         187,817                   0             0            15,630         2,407

David A. Koch             1996     183,780         144,000                   0             0                 0         7,739
Chairman of the           1995     376,534         297,615                   0             0             9,942         6,325
Board                     1994     352,808         232,596                   0             0             9,942         2,766

Roger L. King             1996     180,864          68,083                   0             0             4,533         4,777
Vice President            1995     181,032         108,000                   0             0             6,798         4,671
and General Manager,      1994     173,696          86,227                   0             0             6,798         2,631
European Operations

Robert A. Wagner          1996     174,530          52,497             $74,892<F8>         0             5,028         4,365
Vice President            1995     167,298         100,318              74,892<F8>         0             7,536         4,153
Asia Pacific and          1994     152,408          75,760              20,000<F9>         0            12,000         2,559
President, Graco K.K.

John L. Heller            1996     152,106          85,752                   0             0             1,000         4,137
Vice President            1995     181,613         108,000                   0             0             8,106         3,941
Latin America             1994     174,800          86,227                   0             0            18,606         2,631
& Developing Markets

<F1>
(1)  Deferred compensation is included in Salary and Bonus in the year earned.

<F2>
(2) In addition to base salary, the reported figure includes amounts attributable to (a) the imputed value of the group term life insurance benefit for each of the named executive officers, and (b) for 1995, one week of pay in lieu of vacation time for Mr. Koch due to his long tenure with the Company, a benefit available to all Graco employees.

<F3>
(3)  Bonus  includes  any  awards  under  the  Annual  Bonus  Plan and a $25,000
Chairman's Award for 1994 to Mr. Aristides under the Chairman's Award Program described in the Management Organization and Compensation Committee Report.

<F4>
(4) Under the prior Graco Executive Long Term Incentive Program, participants were eligible to receive restricted stock awards and performance-based cash payouts. Restricted stock grants made in 1991 vested over six years (one-sixth per year), except that the unvested balance of the award had the potential to vest at the end of three years if certain financial goals were met. Since the financial goals for 1991-1993 were not met, the balance of the 1991 restricted stock grant did not vest at the end of 1993, and no cash awards were made under the program. All of the remaining restricted shares will vest in 1997. As of December 27, 1996, the market value and number of the unvested restricted share holdings were: Mr. Aristides, $113,156 (4,549 shares); Mr. Koch, $274,172 (11,022 shares); Mr. King, $81,590 (3,280 shares); Mr. Heller, $68,556 (2,756 shares). Quarterly dividends and the $1.80 one-time special dividend paid on March 21, 1994, to shareholders of record on March 7, 1994, are being held in custody by the Company with a portion of the dividends released to each executive as, and if, the corresponding shares vest. Interest is credited on the dividends at 4 percent per year, which was the U.S. Treasury bill rate for the average length of time before shares and dividends will be released to the executives.

<F5>
(5) The compensation reported includes the Company contributions under the Graco Employee Investment Plan (excluding employee contributions), plus Company contributions under the Graco Employee Stock Ownership Plan. For 1996, the

                                       8

Company contribution accrued under the Graco Employee Investment Plan for each of the named executive officers was $2,250. In 1996, Company contributions under the Graco Employee Stock Ownership Plan had a fair market value at the date of issuance of $573 for each eligible executive officer.

<F6>
(6) During 1994 and 1995, contributions attributable to compensation in excess of $150,000 were accepted from certain executive officers by the Employee
Investment Plan. These excess contributions have been returned to the participants. Employer matching contributions attributable to these amounts have been left in the Plan and will be used to offset future employer contributions. Amounts equivalent to the employer matching contributions have been paid to the executives and these amounts appear in this column as income as follows: Mr. Aristides $3,571; Mr. Koch $4,916; Mr. King $1,954; Mr. Wagner $1,542; and Mr. Heller $1,314.

<F7>
(7) Includes a one-time 75,000 share stock option grant to recognize additional responsibilities resulting from Mr. Aristides' election as President and Chief Executive Officer.

<F8>
(8) The reported figure represents a goods and services cost differential provided to Mr. Wagner as a result of his expatriate assignment.

<F9>
(9) The reported figure represents a payment to Mr. Wagner for miscellaneous expenses associated with his expatriate assignment.


Option/SAR Grants Table (Last Fiscal Year)

   The following table shows the stock options granted to the named executives during 1996, their exercise price and their grant date present value.


                                         Individual Grant                                Grant Date Value<F2>
                     ------------------------------------------------------------        ----------------
(a)                           (b)               (c)           (d)             (e)                     (f)
                        Number of        % of Total
                       Securities      Options/SARs      Exercise                                   Grant
                       Underlying       Granted to        or Base                                    Date
                     Options/SARs      Employees in         Price     Expiration                  Present
Name                  Granted (#)<F1>   Fiscal Year        ($/Sh)           Date                Value ($)
----------------     ------------      ------------      --------     ----------                ---------
George Aristides           17,418             44.6%        $20.00       02/28/06                 $104,334
David A. Koch                   0                0%         20.00       02/28/06                        0
Roger L. King               4,533             11.6%         20.00       02/28/06                   27,153
Robert A. Wagner            5,028             12.9%         20.00       02/28/06                   30,118
John L. Heller              1,000              2.6%         20.00       02/28/06                    5,990

<F1>
(1) Non-incentive stock options were granted on March 1, 1996, in the amounts shown on the table. The options may be exercised in equal installments over four years, beginning with the second anniversary of date of grant.

<F2>
(2) The Black-Scholes option pricing model has been used to determine the grant date present value of the grants. Annual volatility was calculated using monthly returns for 36 months prior to the grant date; the interest rate was set using U.S. Treasury securities of similar duration to the option period as of the grant date; and dividend yield was established as the yield on the grant date. A 10 percent discount for nontransferability and a 3 percent discount to reflect the possibility of forfeiture over a two-year period were applied. These grants expire on February 28, 2006. The assumptions used in the model were annual volatility of 25.15 percent, interest rate of 6.10 percent, dividend yield of
2.40 percent, and time to exercise of 10 years.

Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values

   The following table shows the value of outstanding in-the-money options at the end of the fiscal year for the named executive officers. There were no option or SAR exercises by these officers during 1996.

(a)                                       (d)                        (e)
                                    Number of
                                   Securities                   Value of
                                   Underlying                Unexercised
                                  Unexercised               In-the-Money
                                 Options/SARs               Options/SARs
                                at FY-End (#)              at FY-End ($)<F1>

                                 Exercisable/               Exercisable/
Name                            Unexercisable              Unexercisable
----------------               --------------           ----------------
George Aristides               41,408/119,770           $507,752/559,241
David A. Koch                    2,486/17,398            $24,343/164,555
Roger L. King                   35,450/16,429           $444,934/134,614
Robert A. Wagner                 3,000/21,564            $35,938/201,718
John L. Heller                   4,652/23,060            $52,115/235,840

<F1>
(1) "Value at fiscal year-end" is the difference between $24.875, the closing price of the Company's common stock on December 27, 1996, and the option price multiplied by the number of shares subject to option.


Retirement Arrangements

   The Company has an Employee Retirement Plan which provides pension benefits for eligible regular, full- and part-time employees. Benefits under the Retirement Plan consist of a fixed benefit which is designed to provide retirement income at age 65 of 43.5 percent of average monthly compensation, less 18 percent of Social Security-covered compensation (calculated in a life annuity option) for an employee with 30 or more years of service. Average monthly compensation is defined as the average of the five consecutive highest years' salary during the last ten years of service, including base salary and Annual Bonus Plan awards, but excluding Executive Long Term Incentive Program awards. Benefits under the Graco Employee Retirement Plan vest upon five years of benefit service.

   Federal tax laws limit the annual benefits that may be paid from a tax-qualified plan such as the Graco Employee Retirement Plan. The Company has adopted an unfunded plan to restore benefits to executive officer retirees impacted by the benefit limits, so that they will receive, in aggregate, the benefits they would have been entitled to receive under the Graco Employee Retirement Plan had the limits imposed by the tax laws not been in effect.

   The following table shows the estimated aggregate annual benefits payable under the Graco Employee Retirement Plan and the restoration plan for the earnings and years of service specified. The years of benefit service for the Chief Executive Officer and the executive officers listed in the Summary Compensation Table are: Mr. Aristides, 23 years; Mr. Koch, 40 years; Mr. King, 26 years; Mr. Wagner, 5 years; and Mr. Heller, 24 years. A maximum of 30 years is counted in the pension benefit calculation.

                                   Estimated Aggregate Annual Retirement Benefit
                                   ---------------------------------------------
Final Average          5 Years       10 Years        15 Years        20 Years        25 Years        30 Years
Compensation           Service        Service         Service         Service         Service         Service
-------------          -------        -------        --------        --------        --------        --------
  $200,000             $13,673        $27,345        $ 41,018        $ 54,691        $ 68,364        $ 82,036
   300,000              20,923         41,845          62,768          83,691         104,614         125,536
   400,000              28,173         56,345          84,518         112,691         140,864         169,036
   500,000              35,423         70,845         106,268         141,691         177,114         212,536
   600,000              42,673         85,345         128,018         170,691         213,364         256,036
   700,000              49,923         99,845         149,768         199,691         249,614         299,536

   From time to time, the Company has entered into deferred compensation agreements with its executive officers, including those named in the Summary Compensation Table. The agreements provide for the payment per year of $10,000 deferred compensation to each executive officer for ten years after retirement, or to a beneficiary in the event of death prior to the expiration of the ten year period. These agreements also include provisions for non-competition and the payment of $5,000 per year in the event the officer becomes disabled prior to age 65. The $5,000 per year disability payments cease upon the attainment of age 65. In addition, it is the practice of the Company to continue to provide
base  salary  to  any  executive   officer
whose employment is involuntarily terminated by the Company for a period of twelve months or until the officer secures other employment.


Directors' Fees

   During 1996, the Company paid each director, except directors who also served as officers, an annual retainer of $15,000, plus a meeting fee of $900 for each Board meeting and $700 for each Committee meeting attended. Upon cessation of service, nonemployee directors who have served for five full years will receive quarterly payments for five years at a rate equal to the director's annual retainer in effect on the director's last day of service on the Board.

   In 1994, shareholders approved a Nonemployee Director Stock Plan. Under this Plan, a nonemployee director may elect to receive all or part of the director's annual retainer in the form of shares of the Company's common stock instead of cash. Six directors have elected to receive part of their annual retainer in Company stock under this Plan.

   In 1996, shareholders approved a Nonemployee Director Stock Option Plan. Under this Plan, nonemployee directors receive an initial option grant of 2,000 shares upon first appointment or election and an annual option grant of 1,500 shares on the date of the Company's Annual Shareholders Meeting. Options granted under the Plan are non-statutory, have a ten-year duration and may be exercised in equal installments over four years, beginning with the first anniversary of date of grant. The option exercise price is the fair market value on the date of grant.


BENEFICIAL OWNERSHIP OF SHARES

   The following information, furnished as of March 7, 1997, indicates beneficial ownership of the common shares of the Company by each director, each nominee for election as director, the executive officers listed in the Summary Compensation Table who are still executive officers on that date, and by all directors and executive officers as a group. Except as otherwise indicated, the persons listed have sole voting and investment power.

                                                                  Percent of
                            Amount and Nature of                Common Stock
Name of Beneficial Owner    Beneficial Ownership<F1>             Outstanding*
------------------------    --------------------                ------------
G. Aristides<F2><F3>                     157,735
R. O. Baukol                               2,786
J. L. Heller                              61,871
R. L. King                                93,887
D. A. Koch<F2><F3><F4>                 4,903,431                       28.5%
R. D. McFarland<F2><F3>                   61,846
L. R. Mitau                                1,196
M. A.M. Morfitt<F3>                        1,264
D. R. Olseth<F3>                           9,755
C. M. Osborne                                887
W. G. Van Dyke                             1,050
R. A. Wagner                              20,210

All directors and
  executive officers as a
  group (21 persons) <F2><F3><F4><F5>  5,399,073                       31.4%

* Less than one 1 percent, if no percentage is given.

<F1>
(1) Includes 146,084 shares with respect to which executive officers have a right, as of May 6, 1997, to acquire beneficial ownership upon the exercise of vested stock options.

<F2>
(2) Includes the following shares owned by spouses of directors and named executive officers as to which the director or executive officer may be deemed to share voting and investment power: Mr. Aristides, 46,398; Mr. Koch, 44,994; and Mr. McFarland, 15,396 shares.


                                       11


<F3>
(3) Excludes the following shares as to which beneficial ownership is disclaimed: (i) 451,855 shares owned by the Graco Employee Retirement Plan and 44,933 unallocated shares held by the Graco Employee Stock Ownership Plan, as to which Messrs. McFarland, Aristides, Koch, Olseth and Ms. Morfitt and certain executive officers of the Company share voting and investment power as members of the Company's Investment Committee; (ii) 29,251 shares held by The Graco Foundation; and (iii) 232,500 shares held by the Greycoach Foundation as to which Mr. Koch shares voting and investment power as a director.

<F4>
(4) Includes 4,529,095 shares held by the Clarissa L. Gray Trust, of which Mr. Koch's wife, Barbara Gray Koch, and their children are the beneficiaries and as to which Mr. Koch shares voting and investment power as trustee. See "Principal Shareholders."

<F5>
(5) If the shares referred to in footnote 3 above, as to which one or more directors and designated executive officers share voting power, were included, the number of shares beneficially owned by all directors, nominees for election as director and executive officers would be 6,157,612 shares, or 35.8 percent of the outstanding shares.

Principal Shareholders

   The following table identifies each person or group known to the Company to beneficially own more than 5 percent of the outstanding common shares of the Company, the only class of security entitled to vote at the Annual Meeting.

                                                    Beneficial           Percent
                                                     Ownership          of Class
                                              ----------------          --------
Trust under the Will of Clarissa L. Gray,
   and David A. Koch<F1><F2>                  4,903,431 shares             28.5%

State of Wisconsin Investment Board<F3>         925,025 shares              5.4%

<F1>
(1) Includes 4,529,095 shares owned by the Clarissa L. Gray Trust. Mr. Koch is one of the trustees of the Trust and the beneficiaries of the Trust are Mrs. Koch and their children. The other trustees are Paul M. Torgerson, a partner at Dorsey & Whitney LLP, Minneapolis, Minnesota, and First Bank of South Dakota, N.A., Sioux Falls, South Dakota. The Trustees share voting and dispositive power. Includes 374,336 shares owned by David A. Koch or Mrs. Koch.

<F2>
(2) Excludes the following shares as to which beneficial ownership is disclaimed: (i) 451,855 shares owned by the Graco Employee Retirement Plan and 44,933 unallocated shares held by the Graco Employee Stock Ownership Plan, as to which Messrs. McFarland, Aristides, Koch, Olseth and Ms. Morfitt and certain executive officers of the Company share voting and investment power as members of the Company's Investment Committee; (ii) 29,251 shares held by The Graco Foundation; and (iii) 232,500 shares held by the Greycoach Foundation as to which Mr. Koch shares voting and investment power as a director.

<F3>
(3) Ownership information is as of December 31, 1996. A Schedule 13G filed by this independent agency of the State of Wisconsin indicates that the agency has sole voting and dispositive power.

Section 16(a) Beneficial Ownership Reporting Compliance

   The Company's executive officers, directors and 10 percent shareholders are required under the Securities Exchange Act of 1934 and regulations promulgated thereunder to file initial reports of ownership of the Company's securities and reports of changes in that ownership with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company.

   Based  upon  its  review  of the  reports  and any  amendments  made  thereto furnished to the Company, or written representations that no reports were required, the Company believes that all reports were filed on a timely basis by reporting persons during and with respect to 1996, except for a late filing for 393 split-adjusted shares which were inadvertently omitted from the initial beneficial ownership report of Clayton R. Carter and a late filing for 134 split-adjusted shares which were inadvertently omitted from the initial beneficial ownership report of Thomas Fay.

                                   PROPOSAL 2

PROPOSAL TO AMEND THE LONG TERM STOCK INCENTIVE PLAN TO INCLUDE AN ANNUAL PER PERSON AGGREGATE LIMIT

   On February 14, 1997, the Board of Directors approved an amendment to the Long Term Stock Incentive Plan (the "Plan") to include an annual per person aggregate limit. At the 1997 Annual Meeting, shareholders are being asked to approve this amendment.

   Since 1982, the Company has maintained the Plan or a predecessor plan pursuant to which officers and other key employees of the Company may acquire common shares of the Company ("Common Stock"). As of March 7, 1997, 2,144,481 of the shares authorized to be issued under the Plan had been issued in connection with awards of restricted shares or upon exercise of stock options or were reserved for issuance upon exercise of outstanding options.

   In 1993, the Internal Revenue Code was amended to include a deductibility limit for remuneration to certain executive officers [Section 162(m) of the Code]. Qualified performance-based compensation is not subject to this deductibility limit. In order to qualify grants of stock options and stock appreciation rights as performance-based compensation under Section 162(m), the Plan must be amended to include a periodic per person aggregate limit. The Plan meets the requirements of Section 162(m) in all other respects.

   To meet the aggregate limit requirement, the Board recommends shareholder approval of an amendment to the Plan to include an annual per person aggregate limit of 200,000 shares of Common Stock subject to award or grant.

   The Plan, as amended, is described below.

KEY FEATURES OF THE PLAN

Eligibility
   o  Officers of the Company
   o  Key employees of the Company

Stock Options

Grant
   o  Determined by Committee

Manner of Exercise
   o Options are exercised by optionee paying the option price in cash or by delivering shares already owned by the optionee (stock-for-stock) having a fair market value equal to the option price or by a combination of cash and shares

Exercise Price
   o  Exercise price is the fair market value of a share on the date of grant
   o Fair market value is the last sale price reported by the New York Stock Exchange on the business day immediately preceding the date as of which fair market value is being determined.

Vesting
   o  Determined by Committee

Term
   o  Not to exceed 10 years

Income Tax Consequences
   o Options granted may or may not qualify for special tax treatment under the Internal Revenue Code of 1986, as amended (the "Code")

Number of Authorized Shares
   o  3,475,000 shares of Common Stock

Restricted Stock Awards

Award
   o  Determined by Committee

Conditions and Restrictions
   o  Determined by Committee
   o  Grantee  is  entitled  to  vote  shares  and  receive   dividends   during
      restriction period
   o  No transfer of unvested shares permitted
   o If grantee's employment terminates during restriction period, unvested shares may be forfeited

Vesting
   o  Determined by Committee
   o  May be conditioned on or accelerated by performance criteria

Income Tax Consequences
   o Grant does not result in income to grantee or deduction for the Company for Federal income tax purposes
   o Grantee recognizes ordinary income and the Company receives deduction for fair market value of shares when restrictions lapse

Adjustment
   o  Grants    adjusted   for   future   stock   dividend   or    distribution,
      recapitalization,   merger,  consolidation,   split-up,   combination,  or
      exchange of shares.

SUMMARY OF THE PLAN

   The Plan authorizes a committee of three or more persons (the "Committee") designated by the Board of Directors to grant incentive stock options, non-qualified stock options, restricted stock awards or other forms of stock awards approved by the Committee to officers or other key employees of the Company. Members of the Committee are not eligible to receive grants under the Plan. The Committee is authorized to establish rules and regulations for the operation of the Plan, select persons to receive grants and determine the number of shares subject to grants.

   If there is a stock split, stock dividend, or other relevant change affecting the Company's common shares, appropriate adjustments will be made in the number of shares subject to the Plan and in the number of shares and price in all outstanding grants made prior to the event. Any shares subject to an option, right or other award which for any reason expires or terminates without issuance or final vesting will again be available for grant or award under the Plan.

   The Plan will terminate in December 2001 unless terminated earlier by the Board of Directors. The Board can amend the Plan as it deems advisable, but unless the shareholders approve, no amendment can materially increase the maximum number of common shares which may be issued under the Plan or materially modify the requirements for participation in the Plan.

GRANTS UNDER THE PLAN

Stock Options

   The Committee may grant options qualifying as incentive stock options under the Code, as amended, or options which do not qualify for special tax treatment. The term of an option cannot exceed ten years from the date of grant. The exercise price of any option will be the fair market value of a share of Graco common stock on the date of grant. The fair market value of a share of Graco common stock is the last sale price reported by the New York Stock Exchange on the business day immediately preceding the date as of which fair market value is being determined. As of March 7, 1997 the last sale price reported by the New York Stock Exchange on the preceding business day was $31.625. The optionee may pay the option price in cash or, if permitted by the Committee, by delivering to the Company common shares already owned by the optionee that have a fair market value equal to the option price or a combination of cash and shares. Option holders may not use shares received upon the substantially simultaneous exercise of a portion of a stock option to satisfy the exercise price for additional portions of their options.

Restricted Stock Awards

   The Committee may also issue shares as restricted stock awards. Most restricted stock awards have been made pursuant to long-term compensation programs approved by the Committee and the Board of Directors. Each award typically sets forth a restriction period during which the grantee must remain in the employment of the Company and may also condition or accelerate vesting based on performance criteria. If the grantee's employment terminates prior to the time a grant (or any portion thereof) vests, the unvested portion of the grant terminates and the grantee must return the shares to the Company. However, the Committee can provide complete or partial exceptions to that requirement as it deems equitable. The grantee cannot dispose of the unvested shares prior to expiration of the restriction period. During this period, the grantee is entitled to vote the shares and receive dividends. Each share certificate issued as part of such an award bears a legend giving notice of the restrictions in the grant. No restricted stock awards have been made since 1992.

Outstanding Options and Restricted Shares

   The number of grantees varies from year to year. As of March 7, 1997, approximately 114 employees, including present officers, had options and 4 officers held restricted share awards. See "EXECUTIVE COMPENSATION," "Summary Compensation Table," for additional information about awards under the Plan to officers and directors during the last three years. See "EXECUTIVE COMPENSATION," "Option/SAR Grants Table (Last Fiscal Year)," and "Aggregated Option/SAR Exercises In Last Fiscal Year And Fiscal Year-End Option/SAR Values," for additional information about awards under the Plan to officers during 1996.

FEDERAL INCOME TAX CONSEQUENCES

Stock Options

   The grant of an incentive stock option or a non-qualified stock option is not expected to result in income to the optionee or in a deduction for the Company.

   The exercise of a "non-qualified" stock option will result in ordinary income for the optionee and, assuming that, as expected, the grants qualify under
Section 162(m) of the Code, a deduction for the Company measured by the difference between the option price and the fair market value of the shares received at the time of exercise, except in the case of officers subject to
Section 16(b) of the Securities Exchange Act of 1934, who are subject to special rules. Income tax withholding would be required.

   The exercise of an "incentive" stock option would not result in income for the optionee if the optionee (i) does not dispose of the shares within two years after the date of grant nor one year after the transfer of shares upon exercise, and (ii) is an employee of the Company or a subsidiary of the Company from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the optionee as long-term capital gain and the Company would not be entitled to a deduction. Under current law capital gains may be taxed at a lower rate than ordinary income. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the 21% alternative minimum tax.

   If the optionee disposes of the shares prior to the expiration of either of the holding periods, the optionee would have taxable compensation, and assuming that, as expected, the grants qualify under Section 162(m) of the Code, the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would also be taxable at the same rate.

Restricted Stock Awards

   Generally, the grant of a restricted stock award should not result in income for the grantee or in a deduction for the Company for Federal income tax purposes, assuming the shares transferred are subject to restrictions resulting in a "substantial risk of forfeiture" as intended by the Company. Dividends paid while the stock remains subject to restriction would be treated as compensation for Federal income tax purposes. At the time the restrictions lapse, the grantee will recognize ordinary income, and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse.

SHAREHOLDER APPROVAL

   The Board of Directors recommends that shareholders vote FOR approval of the amendment to the Plan. Proxies solicited by the Board will be so voted, unless shareholders specify otherwise on their proxies.

   The affirmative vote of a majority of the shares present or represented and entitled to vote at the 1997 Annual Meeting is required to approve the amendment to the Plan. In the event this Proposal 2 does not receive the required affirmative vote, the amendment will not be put into effect.


                                   PROPOSAL 3

PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

   Deloitte & Touche LLP has acted as independent auditors for the Company since 1962. The Board of Directors recommends ratification of the selection of Deloitte & Touche LLP as independent auditors for the current year. If the shareholders do not ratify the selection of Deloitte & Touche LLP, the selection of the independent auditors will be reconsidered by the Board of Directors. A representative of Deloitte & Touche LLP will be present at the meeting and will have the opportunity to make a statement if so desired and be available to respond to any shareholder questions.


OTHER MATTERS

   The Board of Directors is not aware of any matter, other than those stated above, which will or may properly be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares represented by such proxies in accordance with their best judgment.


SHAREHOLDER PROPOSALS

   The Company did not receive any request from shareholders relating to matters to be submitted for a vote at the 1997 Annual Meeting. Any shareholder wishing to have any matter considered for submission at the next Annual Meeting must request such submission in writing, directed to the Secretary of the Company at the address shown on page 1 of this statement, not later than November 28, 1997.

   YOU ARE RESPECTFULLY REQUESTED TO EXERCISE YOUR RIGHT TO VOTE BY FILLING IN AND SIGNING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. In the event that you attend the meeting, you may revoke your proxy and vote your shares in person if you wish.


For the Board of Directors




/s/Robert M. Mattison
Robert M. Mattison
Secretary

Dated:  March 27, 1997





      (C) 1997 Graco Inc. 3/97 6.5M Printed in U.S.A.

[LOGO]

GRACO INC.
4050 Olson Memorial Highway
Golden Valley, Minnesota  55422

This Proxy is Solicited by the Board of Directors for use at the Graco Inc. Annual Meeting on Tuesday, May 6, 1997.

The shares of common stock of Graco Inc. which you are entitled to vote on March 7, 1997, will be voted as you specify on this card.

By signing this proxy, you revoke all prior proxies and appoint George Aristides and Mark W. Sheahan as Proxies, each with full power of substitution, to vote your shares as specified on this card and at their discretion on any other matter which may properly come before the Annual Meeting or any adjournment thereof.

Item 1.     Election of Directors         __ FOR ALL       __ WITHHOLD FOR ALL

            NOMINEES:      George Aristides       Ronald O. Baukol

            (INSTRUCTION:  To withhold authority to vote for any individual
nominee, strike a line through the nominee's name in the list     above)

Item 2.     Adoption of an amendment to the Long Term Stock Incentive Plan

            __ FOR                  __ AGAINST              __ ABSTAIN

Item 3. Ratification of Appointment of Deloitte & Touche LLP as Independent Auditors

            __ FOR                  __ AGAINST              __ ABSTAIN

PLEASE SIGN AND DATE THE REVERSE SIDE BEFORE MAILING

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy properly executed will be voted in the manner directed by the undersigned. If no choice is specified, this proxy will be voted "FOR" Items 1 through 3.

Please sign exactly as your name(s) appears at left. In the case of joint owners, each should sign. If signing as executor, trustee, guardian or in any other representative capacity or as an officer of a corporation, please indicate your full title.


                                       Dated:_________________________ , 1997


                                       ______________________________________
                                       Signature


PLEASE MARK, SIGN, DATE AND            ______________________________________
RETURN THE PROXY CARD PROMPTLY         Signature
USING THE ENCLOSED ENVELOPE.